UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2012

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2012, at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Medivation, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the Company’s Amended and Restated 2004 Equity Incentive Award Plan (the “Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the Plan by 1,800,000 shares. The amendment and restatement of the Plan (as so amended and restated, the “Restated Plan”) had been previously approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”). The Restated Plan became effective immediately upon stockholder approval at the Annual Meeting.

Pursuant to the Stock Appreciation Right Agreement previously filed as an attachment to the Stock Appreciation Right Grant Notice filed as Exhibit 10.28 to the Form 10-K filed with the Securities and Exchange Commission on February 29, 2012 (the “SAR Agreement”), because of the increase to the aggregate number of shares of common stock authorized for issuance under the Plan, all stock appreciation rights issued in connection with such a SAR Agreement will be settled upon exercise with shares of the Company’s common stock rather than cash.

A more detailed summary of the material features of the Restated Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on June 1, 2012 (the “Proxy Statement”). That summary and the foregoing description is qualified in its entirety by reference to the text of the Restated Plan, a copy of which is attached as Exhibit 10.1 hereto and is incorporated into this Item 5.02 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on July 13 2012. Proxies for the Annual Meeting were solicited by the Board pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitations. There were 36,399,774 shares of common stock entitled to vote at the Annual Meeting. A total of 31,512,562 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the Annual Meeting, each of which is described in more detail in the Proxy Statement, were as follows:

Proposal 1:

Daniel D. Adams, Gregory H. Bailey, M.D., Kim D. Blickenstaff, David T. Hung, M.D. and W. Anthony Vernon were elected as directors to hold office until the Company’s next Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Daniel D. Adams	27,069,198	2,765,140	1,678,224
Gregory H. Bailey, M.D.	29,465,311	369,027	1,678,224
Kim D. Blickenstaff	29,431,254	403,084	1,678,224
David T. Hung, M.D.	29,546,132	288,206	1,678,224
W. Anthony Vernon	29,406,598	427,740	1,678,224

Proposal 2:

The Restated Plan and its performance criteria and award limits were approved by the following vote:

For	Against	Abstain	Broker Non-Votes
27,888,384	1,904,223	41,731	1,678,224

Proposal 3:

The amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from 50,000,000 shares to 85,000,000 shares was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
28,592,276	2,878,668	39,048	2,570

Proposal 4:

The amendment to the Company’s Restated Certificate of Incorporation, as amended, to effect a two-for-one stock split, with a proportionate increase in the number of authorized shares of common stock, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
31,246,751	224,864	38,376	2,571

Proposal 5:

The selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
31,442,890	23,765	45,906	0

Proposal 6:

The compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
29,485,325	306,016	42,514	1,678,707

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated 2004 Equity Incentive Award Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: July 18, 2012	By:	/s/ C. Patrick Machado
C. Patrick Machado
Chief Business Officer and Chief Financial Officer

EXHIBIT INDEX

10.1	Amended and Restated 2004 Equity Incentive Award Plan.